Exhibit 99.2

MEDICONNECT GLOBAL, INC.

Consolidated Financial Statements

and

Accountants’ Review Report

December 31, 2011

MEDICONNECT GLOBAL, INC.

ACCOUNTANTS’ REVIEW REPORT

Board of Directors and Stockholders

MediConnect Global, Inc.

South Jordan, Utah

We have reviewed the accompanying consolidated balance sheet of MediConnect Global, Inc. (the “Company”) as of December 31, 2011 and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the nine months then ended. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the consolidated financial statements as a whole. Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the consolidated financial statements.

Our responsibility is to conduct the review in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the consolidated financial statements. We believe that the results of our procedures provide a reasonable basis for our report.

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

Ehrhardt Keefe Steiner & Hottman PC

March 20, 2012

Denver, Colorado

MEDICONNECT GLOBAL, INC.

Consolidated Balance Sheet

December 31, 2011

(See Accountants’ Review Report)

Assets
Current assets
Cash and cash equivalents	$26,122,868
Accounts receivable, net of allowance for doubtful accounts of $534,727	7,411,396
Prepaid expenses and other current receivables	609,586
Unbilled revenue	393,011
Deferred tax assets	155,030

Total current assets	34,691,891

Non-current assets
Goodwill and intangible assets, net	9,813,604
Property and equipment, including capitalized software costs, net	4,274,933
Other assets	89,438

Total non-current assets	14,177,975

Total assets	$48,869,866

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable—trade	$1,520,059
Accrued expenses	1,573,112
Deferred revenue	3,100,000
Current income taxes payable	607,224
Accrued compensation	597,487
Customer deposits	59,423
Current portion of deferred rent	107,086
Current portion of long-term debt	1,578,587
Current portion of capital lease obligations	98,422

Total current liabilities	9,241,400

Non-current liabilities
Deferred rent, less current portion	131,085
Deferred tax liability	1,396,019
Capital lease obligations, less current portion	14,464
Long-term debt, less current portion	3,215,982

Total non-current liabilities	4,757,550

Total liabilities	13,998,950

Commitments and contingencies

Stockholders’ equity
Common stock, $0,001 par value, 20,000,000 authorized, 8,554,615 shares issued and outstanding	8,555
Additional paid-in capital	22,967,481
Treasury stock, cost of 3,800,870 shares	(8,355,760)
Retained earnings	20,250,640

Total stockholders’ equity	34,870,916

Total liabilities and stockholders’ equity	$48,869,866

See notes to consolidated financial statements.

MEDICONNECT GLOBAL, INC.

Consolidated Statement of Income

For the Nine Months Ended December 31, 2011

(See Accountants’ Review Report)

Service fee revenue	$36,488,715

Provider fee revenue	11,852,205

Total revenues	48,340,920

Operating expenses
Provider fees	11,488,878
Cost of revenues	12,420,063
Administrative costs and supplies	4,716,956
Sales and marketing	1,412,853
Research and development	831,649

Total operating expenses	30,870,399

Income from operations	17,470,521

Other income (expense)
Interest expense	(235,598)
Interest income	35,494
Other income	136,462

Total other income (expense)	(63,642)

Income before taxes	17,406,879

Income tax expense	6,343,871

Net income	$11,063,008

See notes to consolidated financial statements.

MEDICONNECT GLOBAL, INC.

Consolidated Statement of Changes in Stockholders’ Equity

For the Nine Months Ended December 31, 2011

(See Accountants’ Review Report)

	Common Stock		Additional Paid-in Capital	Retained Earnings	Treasury Stock		Total Stockholders’
	Shares	Amount			Shares	Amount	Equity
Balance—March 31, 2011 (audited)	8,508,124	$8,508	$22,672,666	$9,187,632	3,800,870	$(8,355,760)	$23,513,046

Stock-based compensation	—	—	153,045	—	—	—	153,045

Exercise of stock options	52,336	53	159,475	—	—	—	159,528

Escrowed shares returned to the Company	(5,845)	(6)	(17,705)	—	—	—	(17,711)

Net income	—	—	—	11,063,008	—	—	11,063,008

Balance—December 31, 2011 (reviewed)	8,554,615	$8,555	$22,967,481	$20,250,640	3,800,870	$(8,355,760)	$34,870,916

See notes to consolidated financial statements.

MEDICONNECT GLOBAL, INC.

Consolidated Statement of Cash Flows

For the Nine Months Ended December 31, 2011

(See Accountants’ Review Report)

Cash flows from operating activities
Net income	$11,063,008
Adjustments to reconcile net income to net cash provided by operating activities
Stock option expense	153,045
Depreciation and amortization	1,685,948
Bad debt expense	145,314
Deferred taxes	129,204
Non-cash interest expense	207,140
Changes in assets and liabilities
Accounts receivable	(2,394,767)
Prepaid expenses and other current receivables	(44,668)
Unbilled revenue	5,193
Accounts payable—trade	160,365
Accrued expenses and other	3,827,511

Net cash provided by operating activities	14,937,293

Cash flows from investing activities
Purchases of property and equipment, including capitalized software costs	(1,509,315)

Net cash used in investing activities	(1,509,315)

Cash flows from financing activities
Proceeds from debt	27,655
Principal payments on long-term debt	(1,356,326)
Issuance of common stock	155,455
Payments on capital lease obligations	(78,612)

Net cash used in financing activities	(1,251,828)

Net increase in cash and cash equivalents	12,176,150

Cash and cash equivalents—beginning of year	13,946,718

Cash and cash equivalents—end of year	$26,122,868

Supplemental disclosure of cash flow information:

Cash paid for interest for the nine-month period ended December 31, 2011 was $28,525.

Cash paid for income taxes for the nine-month period ended December 31, 2011 was $6,021,636.

Supplemental disclosure of non-cash activity:

For the nine months ended December 31, 2011, the Company acquired $152,628 of equipment under a term loan.

During the nine months ended December 31, 2011, the Company received 5,845 shares from escrow to offset $17,711 in amounts due from the seller of Passport MD.

See notes to consolidated financial statements.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(See Accountants’ Review Report)

Note 1—Description of Business and Summary of Significant Accounting Policies

MediConnect Global, Inc. (the “Company”), a Delaware corporation, was established on June 26, 2006. The Company provides data retrieval and transmission services for customers, which primarily consist of retrieving and transmitting medical records worldwide for health insurance companies, life insurance companies, law firms, and medical service providers. The Company’s operations are primarily located in the United States, with some outsourced operations located in India.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, MediConnect.Net, Inc. and Globerian, Inc.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the nine-month period, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Receivables and Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk. The Company uses historical experience coupled with a review of current status of existing receivables to establish an allowance for doubtful accounts. The allowance for doubtful accounts is continually reviewed and adjusted to maintain the allowance at an amount considered adequate to cover future losses.

The Company had two customers that together comprised 38% of the Company’s accounts receivable at December 31, 2011. Two customers accounted for 63% of the Company’s revenues for the nine months ended December 31, 2011.

Revenue/Unbilled Revenue

The Company charges customers a minimum fee if an order is canceled. Therefore, the Company records the minimum fee as revenue once an order is placed as i) the fee is fixed or determinable; ii) evidence of an arrangement exists; iii) service has occurred; and iv) collectibility is reasonably assured. The Company records revenue which has been earned but not billed as unbilled revenue in the accompanying consolidated balance sheet.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(See Accountants’ Review Report)

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Revenue/Unbilled Revenue (continued)

The Company passes fees charged by medical service providers directly on to its clients. Management has determined that the Company acts as a principal, therefore, recording the provider fees and revenue on a gross basis. This is principally due to the fact that the Company maintains the credit risk with the providers and the Company has determined that they are the primary obligor. The fees and related expenses are recorded as incurred.

Property and Equipment, Including Capitalized Software Costs

Property and equipment are stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from three to seven years, or the shorter of the useful life or related lease term for leasehold improvements.

The Company accounts for costs incurred in the development of computer software as software research and development costs until the preliminary project stage is completed. Direct costs incurred in the development of software are capitalized once the preliminary project stage is completed, management has committed to funding the project, and completion and use of the software for its intended use is probable. The Company ceases capitalization of development costs once the software has been substantially completed and is ready for its intended use. During the nine months ended December 31, 2011, the Company capitalized approximately $1,083,000.

Goodwill and Intangible Assets

Goodwill represents the excess of fair value over the net assets of the business acquired. Goodwill is not amortized, but rather, evaluated for impairment annually. Intangible assets are amortized over their estimated useful lives ranging from one to thirteen years. In addition, amortized intangible assets are reviewed for impairment when indicators of impairment exist. No impairment expense was recognized during the nine months ended December 31, 2011.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired. No impairment expense was recognized during the nine months ended December 31, 2011.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(See Accountants’ Review Report)

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

The Company accounts for stock-based compensation arrangements for employees and non-employees. The Company recognizes expenses for employee services received in exchange for share-based awards on the grant-date fair value of the shares awarded and recognizes compensation expense over the vesting periods of such awards, net of estimated forfeitures. The Company accounts for share-based awards to non-employees based on the fair value at the commitment date and recognizes the expense over the related service period.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under this method, the Company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years. The Company establishes a valuation allowance for all deferred tax assets for which there is uncertainty regarding realization.

The Company accounts for any uncertainty in income taxes by recognizing the tax benefit from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and often ambiguous. As such, the Company is required to make many subjective assumptions and judgments surrounding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to its subjective assumptions and judgments, which can materially affect amounts recognized in its consolidated balance sheet and consolidated statement of income. As of December 31, 2011, the Company has determined that there are not any uncertain tax positions taken. Tax years subject to review are 2009 forward for both federal and state returns.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(See Accountants’ Review Report)

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Fair Value

The Company accounts for certain assets and liabilities that are required to be recorded at fair value on a recurring basis under a framework for measuring fair value, which requires enhanced disclosures about fair value measurements. This framework requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities;

Level 2:	Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; or

Level 3:	Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Note 2—Property and Equipment

Property and equipment consist of the following at December 31, 2011:

Software	$6,333,826
Computer hardware	2,286,753
Furniture and equipment	1,043,330
Leasehold improvements	269,755
Vehicles	17,990

9,951,654
Less accumulated depreciation	(5,676,721)

$4,274,933

Depreciation expense for the nine months ended December 31, 2011 was $1,200,536.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(See Accountants’ Review Report)

Note 3—Goodwill and Intangible Assets

As of December 31, 2011, the Company has goodwill of $6,851,681. The following table represents intangible assets subject to amortization as of December 31, 2011:

	Estimated Life	Gross Amount	Accumulated Amortization	Net Carrying Amount
Technology	10 years	$5,300,000	$(2,915,000)	$2,385,000
Non-compete agreement	1-3 years	1,696,121	(1,696,121)	—
Brand name	5 years	600,000	(600,000)	—
Customer relationships	13 years	1,000,000	(423,077)	576,923
Other	1-5 years	142,198	(142,198)	—

		$8,738,319	$(5,776,396)	$2,961,923

Amortization expense for the nine months ended December 31, 2011 was $485,412.

Note 4—Borrowings

Borrowings on long-term debt are summarized as follows at December 31, 2011:

Master loan security agreement for the purchase of capital equipment. All draws are secured by the equipment purchased. Payable in 36 monthly installments of $15,675. The loan accrues interest at an annual rate of 4.55% and matures in June 2013.	$272,240

Master loan security agreement for the purchase of capital equipment. All draws are secured by the equipment purchased. Payable in 36 monthly installments of $5,319. The loan accrues interest at an annual rate of 3.95% and matures in September 2014.	166,061

Note payable, net of debt discount of $494,835 at December 31, 2011, to a former stockholder in quarterly installments of $404,259, including imputed interest of 7.23%, maturing in October, 2013, at which time all outstanding principle comes due.	4,356,268

Total borrowings	4,794,569
Less current portion	(1,578,587)

$3,215,982

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(See Accountants’ Review Report)

Note 4—Borrowings (continued)

Future maturities of long-term debt are summarized as follows:

Year Ending December 31,	Future Cash Payments	Less Debt Discount	Net Total
2012	$1,854,774	$(276,187)	$1,578,587
2013	3,387,540	(218,648)	3,168,892
2014	47,090	—	47,090

	$5,289,404	$(494,835)	$4,794,569

In June 2010, the Company’s revolving line-of-credit was renewed with a borrowing capacity of 80% of eligible accounts receivable as defined by the loan agreement up to a maximum borrowing capacity of $8,000,000. As of December 31, 2011, the amount available to borrow under the line-of-credit was approximately $4,400,000. The line-of-credit matures in June 2012 and is subject to certain financial and non-financial covenants. As of December 31, 2011, there were no borrowings against the line-of-credit.

In February 2012, the Company terminated the revolving line-of-credit. There was no fee for early termination of the agreement.

Note 5—Capital Leases

The Company has acquired assets under the provisions of long-term leases. For financial reporting purposes, minimum lease payments relating to the assets have been capitalized. The leases expire between August 31, 2012 and August 31, 2013. Amortization of the leased property is included in depreciation expense.

The assets under capital lease have cost and accumulated amortization as follows December 31, 2011:

Computer hardware	$318,214
Furniture and equipment	38,136
Software	16,054
Less accumulated depreciation	(308,125)

$64,279

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(See Accountants’ Review Report)

Note 5—Capital Leases (continued)

Maturities of capital lease obligations are as follows:

Year Ending March 31,
2013	$106,813
2014	14,825

Total minimum lease payments	121,638
Amount representing interest	(8,752)

Present value of net minimum lease payments	112,886
Less current portion	(98,422)

Long-term capital lease obligation	$14,464

Note 6—Stockholders’ Equity

Stock Options

Under the Company’s 2006 Stock Plan (the “Plan”), as amended June 5, 2007, the Company is authorized to issue up to 1,750,000 shares of stock options. Options issued generally vest ratably over a four-year period. The Company estimates the value of options issued using the Black-Scholes option pricing model. The volatility rate for its common stock at the date of the grant is based on the historical volatility of comparable publicly-traded companies. The Company factors in expected retention rates combined with vesting periods to determine the average expected life. The risk-free interest rate is based on the U.S. Treasury Yield curve in effect at the time of the grant.

The Company has computed the fair value of certain options granted using the following weighted average assumptions during the nine months ended December 31, 2011;

Approximate risk-free rate	1.44%
Expected dividend yield	0.00%
Expected weighted average volatility	25.81%
Expected weighted average life in years	6 years
Weighted average stock price	$3.63

The Company has not determined the value of 20,000 options granted in December 2011, but estimates that any expense related to these options would be insignificant.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(See Accountants’ Review Report)

Note 6—Stockholders’ Equity (continued)

Stock Options (continued)

The following table presents the activity for options outstanding:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Outstanding—March 31, 2011	1,440,615	$2.97	8
Granted	115,000	3.63	10
Forfeited/canceled	(35,000)	3.46	10
Exercised	(52,336)	3.05	9

Outstanding—December 31, 2011	1,468,279	$3.22	8

The weighted average grant-date fair value of options granted during the nine months ended December 31, 2011 was $1.03.

The following table presents the composition of options outstanding and exercisable:

	Options Outstanding			Options Exercisable
Exercise Prices	Number	Price*	Life*	Number	Price*
$2.78	424,999	$2.78	4.50	424,999	$2.78
$3.03	117,883	3.03	6.37	117,883	3.03
$3.05	835,397	3.05	8.61	299,614	3.05
$3.63	90,000	3.63	7.89	—	3.63

Total—December 31, 2011	1,468,279	$2.97	7.20	842,496	$2.91

*	Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(See Accountants’ Review Report)

Note 6—Stockholders’ Equity (continued)

Phantom Stock Bonus

As of December 31, 2011, the Company had 50,000 phantom bonus stock options outstanding to certain key contractors at a threshold price per share of $3.03 for 30,000 shares and at $3.05 for 20,000 shares. In the event of a change in control, each phantom stock bonus option holder is able to receive a cash bonus equal to the difference in cash value of the per share exercise price of the award and the consideration received. The phantom stock bonus options vest over four years and expire once employment services cease. As the phantom options require payment and vest only upon a contingent event or change of control, which is outside the control of the Company, a liability has not been recorded.

Warrants

In conjunction with the issuance of convertible promissory notes in December 2007, the Company issued warrants to purchase 11,765 shares of common stock at $8.50 per share. These warrants expire after five years. Management determined that these warrants have an insignificant value at the time of issuance. Valuation of the warrants was based upon Level 3 inputs under the fair value hierarchy.

Restricted Stock Grants

The Company has a restricted stock plan that enables shares to be issued to employees for future services. Restricted stock grants generally vest over a three-year period.

On July 1, 2006, the Company issued 539,462 shares of fully vested restricted stock to employees. These shares are restricted for a period of three years, during which time the Company could repurchase the shares for the lesser of fair market value or $2.78 per share if the employee was terminated for cause, as defined by the agreement.

On December 7, 2007, the Company issued 257,000 shares of restricted stock to employees for future services. At the time of grant, these shares were valued at $3.03 per share. These shares cliff vest after a 30- to 48-month period from the date of grant. Prior to vesting, the Company may repurchase the shares from the employee at par value, if the employee ceases to work for the Company. The Company recognizes the related compensation expense over the vesting period net of estimated forfeitures. The Company did not exercise its repurchase option on restricted shares during the nine months ended December 31, 2011. Compensation expense related to the restricted stock grants had been fully recorded as of December 31, 2011.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(See Accountants’ Review Report)

Note 7—Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax liabilities and assets are determined based on the differences between the financial statement and tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that are not expected to be realized based on available evidence. The Company’s temporary differences result primarily from net operating losses, reserves, and stock-based compensation. The Company has approximately $1,357,000 of federal net operating losses that will begin to expire in 2021. The net operating losses are subject to an annual limitation of $193,000 under Internal Revenue Code Section 382. The main difference between the federal statutory rate of 35% and the Company’s effective rate relates primarily to stock-based compensation and research tax credits.

Accounting Standards Codification (“ASC”) Topic 740-10 prescribes a comprehensive model for financial recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. Under this guidance, companies may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the tax authorities based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company did not record any adjustments to its tax accounts as a result of the implementation of ASC Topic 740-10, and as of December 31, 2011, the Company did not have any uncertain tax liabilities.

The Company recognizes accrued interest and penalties related to uncertain tax positions as part of income tax expense. As of December 31, 2011, the Company has no accrued interest and penalties. It is not expected that the amount of the unrecognized tax benefits will change in the next 12 months.

Temporary differences and carryforwards giving rise to a significant portion of deferred tax assets and liabilities are as follows at December 31, 2011:

Deferred tax assets
Total deferred tax assets	$1,246,219

Deferred tax liability	(2,487,208)

Total net deferred tax liabilities	$(1,240,989)

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(See Accountants’ Review Report)

Note 7—Income Taxes (continued)

Components reflected in the consolidated statement of income are as follows at December 31, 2011:

Current
Federal	$5,815,894
State and local	101,183

5,917,077

Deferred
Federal	338,846
State and local	87,948

426,794

$6,343,871

The net current and long-term deferred tax assets and liabilities in the accompanying consolidated balance sheet include the following at December 31, 2011:

Current deferred tax asset	$155,030
Long-term deferred tax liability	(l,396,019)

Net long-term deferred tax liability	$(1, 240,989)

Note 8—Commitments and Contingencies

Operating Leases

The Company leases facilities, equipment, and vehicles under non-cancelable operating leases. Rent expense for the nine months ended December 31, 2011 was approximately $800,000.

Future minimum lease payments under these leases are as follows:

Year Ending December 31,	Third-Party Leases	Less Anticipated Sublease Rentals	Total
2012	$1,153,185	$(22,022)	$1,131,163
2013	1,101,266	—	1,101,266

	$2,254,451	$(22,022)	$2,232,429

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(See Accountants’ Review Report)

Note 8—Commitments and Contingencies (continued)

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company. As of the date of this report, the Company is not involved in any litigation.

Note 9—Employee Benefit Plan

The Company has established a 401(k) profit sharing plan (the “401(k) Plan”) whereby employees meeting certain requirements may participant in the 401(k) Plan. The Company, at its discretion, may make matching contributions. For the nine months ended December 31, 2011, the Company contributed $105,236 to the 401(k) Plan.

Note 10—Related Party Transactions

During the nine months ended December 31, 2011, a related party provided consulting services to the Company in the amount of $36,603.

Note 11—Subsequent Events

The Company has evaluated all subsequent events through March 20, 2012, which is the date the consolidated financial statements were available to be issued. No events require disclosure based on this evaluation.